UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2004

PDI, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24249 (Commission File Number)	22-2919486 (IRS Employer Identification No.)

Saddle River Executive Centre 1 Route 17 South, Saddle River, NJ (Address of principal executive office)		07458 (Zip Code)

(201) 258-8450
Registrant’s telephone number, including area code:

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

As more fully discussed below in Item 4.02, on September 29, 2004, PDI, Inc. (the “Company”) issued a press release announcing that the previously issued consolidated financial statements for each of the three years included in its annual report on Form 10-K for the year ended December 31, 2003 and its quarterly reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004 (the “relevant financial statements”) should no longer be relied upon because the Company is restating those financial statements. The Company has determined that it should have been applying Emerging Issues Task Force (EITF) Issue No. 01-14, “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred” (“EITF 01-14”), to the relevant financial statements. As a result, revenue and cost of goods and services in the relevant financial statements will be restated to comply with EITF 01-14. In accordance with EITF 01-14, direct reimbursements received by the Company from its clients for certain costs incurred should have been included as part of revenue with an identical increase to cost of goods and services, rather than being excluded from revenue and cost of goods and services. Although the restatement of the relevant financial statements will affect revenue and cost of goods and services, there is no change to gross profit, operating income, net income, cash flows from operations or earnings per share. Further, there will be no effect on the consolidated balance sheets, consolidated statements of cash flows or consolidated statements of stockholders’ equity for the relevant financial statements.

A copy of the Company’s September 29, 2004 press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This Current Report on Form 8-K (“8-K”) contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in the press release.

Item 4.02 Non-Reliance on Previously Issued Consolidated Financial Statements or a Related Audit Report or Completed Interim Review

(a)

On September 29, 2004, the Audit Committee of the board of directors of the Company (the “Audit Committee”) concluded that the relevant financial statements should no longer be relied on. In accordance with EITF 01-14, which was issued in late 2001, direct reimbursements received by the Company from its clients for certain costs incurred should have been included as part of revenue with an identical increase to cost of goods and services, rather than being excluded from revenue and cost of goods and services. The Company was not aware of the applicability of EITF 01-14 to its financial reporting until September 2004. The estimated changes to revenue and cost of goods and services for the relevant periods are shown below. As a result, the Audit Committee has decided to restate the relevant financial statements.

This restatement does not affect previously reported gross profit, operating income, net income, cash flows from operations or earnings per share. Additionally, there will be no effect on the consolidated balance sheets, consolidated statements of cash flows or consolidated statements of stockholders’ equity for the relevant financial statements.

Pursuant to Item 4.02(a), the Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent auditors (“PwC”), the matters disclosed in this 8-K. PwC informed the Audit Committee that it concurs with the Company’s conclusion as stated above. PwC is currently in the process of completing auditing procedures related to this restatement of the relevant financial statements. The Company and PwC are working to complete this audit as expeditiously as possible. The Company intends to effect the restatements through amendments to its annual report on Form 10-K for the year ended December 31, 2003 and its quarterly reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004 after PWC completes its audit and prior to filing its Form 10-Q for the quarter ended September 30, 2004 in November 2004. Accordingly, the relevant financial statements should not be relied upon until such time as the Company files its restatements.

The following tables summarize the estimated impact of the adjustments described above:

Three Months Ended
(in millions)	June 30, 2004			March 31, 2004
	Revenue	Cost of Goods and Services	Gross Profit	Revenue	Cost of Goods and Services	Gross Profit
As Restated	$ 91.4	$ 69.6	$ 21.8	$ 92.7	$ 66.1	$ 26.6
As Reported	83.2	61.4	21.8	88.4	61.8	26.6

Change	$ 8.2	$ 8.2	$ —	$ 4.3	$ 4.3	$ —

	Years Ended December 31,
(in millions)	2003			2002			2001
	Revenue	Cost of Goods and Services	Gross Profit	Revenue	Cost of Goods and Services	Gross Profit	Revenue	Cost of Goods and Services	Gross Profit
As Restated	$ 344.4	$ 255.3	$ 89.1	$ 309.2	$ 279.3	$ 29.9	$ 716.8	$ 581.0	$ 135.8
As Reported	317.4	228.3	89.1	284.0	254.1	29.9	696.6	560.8	135.8

Change	$ 27.0	$ 27.0	$ —	$ 25.2	$ 25.2	$ —	$ 20.2	$ 20.2	$ —

	Three Months Ended
	June 30, 2004			March 31, 2004
	Margin as a % of Revenue As Reported	Margin as a % of Revenue As Restated	Change	Margin as a % of Revenue As Reported	Margin as a % of Revenue As Restated	Change

Effect On:
Gross Profit	26.2%	23.9%	-2.3%	30.0%	28.6%	-1.4%
Operating Income	9.9%	9.0%	-0.9%	11.1%	10.6%	-0.5%
Pre-tax Income	10.3%	9.4%	-0.9%	11.5%	10.9%	-0.6%
Net Income	6.1%	5.5%	-0.6%	6.8%	6.4%	-0.4%

	Years Ended December 31,
	2003			2002			2001
	Margin as a % of Revenue As Reported	Margin as a % of Revenue As Restated	Change	Margin as a % of Revenue As Reported	Margin as a % of Revenue As Restated	Change	Margin as a % of Revenue As Reported	Margin as a % of Revenue As Restated	Change

Effect On:
Gross Profit	28.1%	25.9%	-2.2%	10.5%	9.7%	-0.8%	19.5%	18.9%	-0.6%
Operating Income (Loss)	6.2%	5.7%	-0.5%	-17.7%	-16.2%	1.5%	1.8%	1.8%	0.0%
Pre-tax Income (Loss)	6.5%	6.0%	-0.5%	-17.0%	-15.6%	1.4%	2.2%	2.1%	-0.1%
Net Income (Loss)	3.9%	3.6%	-0.3%	-10.8%	-9.9%	0.9%	0.9%	0.9%	0.0%

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1 Press Release dated September 29, 2004

* * * * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDI, INC.

	By:	/s/ Charles T. Saldarini Charles T. Saldarini, Vice Chairman and Chief Executive Officer
Date: September 29, 2004

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press Release dated September 29, 2004